                                                                     EXHIBIT 3.9

                         CERTIFICATE OF INCORPORATION

                                      OF

                          KCS TRANSPORTATION COMPANY


                           ___________________________


                                   ARTICLE I
                                   ---------

          The name of the corporation is KCS Transportation Company.

                                  ARTICLE II
                                  ----------

          The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801, and the name of its resident agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation law.

                                  ARTICLE IV
                                  ----------

          The corporation shall have the authority to issue 3,000 shares of common stock with the par value of $1.00.

                                   ARTICLE V
                                   ---------

          The name and mailing address of the incorporator is as follows:

          NAME OF INCORPORATIOR             MAILING ADDRESS
          ---------------------             ---------------

          Robert K. Dreiling                127 West 10/th/ Street, 5/th/ Floor
                                            Kansas City, Missouri 64105

                                  ARTICLE VI
                                  ----------

          The Board of Directors is hereby authorized to adopt, and amend, or repeal the Bylaws of this corporation.

                                  ARTICLE VII
                                  -----------

          The number of directors of the corporation shall be fixed by, or in the manner provided in, the Bylaws.
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                                 ARTICLE VIII
                                 ------------

          The directors and officers of this corporation shall be indemnified to the maximum extent permitted by law. Expenses incurred by a director or officer of this corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized by the Delaware General Corporation Law. The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification and advancement of expenses to which any such director or officer may be entitled by bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. All rights of indemnification and advancement of expenses hereunder shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a director or officer.

          The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE IX
                                  ----------

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended.

                                   ARTICLE X
                                   ---------

          The existence of this corporation is to be perpetual.

                                  ARTICLE XI
                                  ----------

          This corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 16/th/ day of September, 1996.



                                           /s/ Robert K. Dreiling
                                           -----------------------------------
                                           Robert K. Dreiling, Incorporator
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STATE OF MISSOURI     )
                      ) ss.
COUNTY OF JACKSON     )

          Before me, a notary public in and for the aforesaid County and State, personally appeared Robert K. Dreiling, who is personally known to me to be the same person who executed the foregoing Certificate of Incorporation as Incorporator and duly acknowledged the execution of the same.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal, this 16/th/ day of September, 1996.

                                               /s/ Pamela S. Trampel
                                               ----------------------------
                                                     Notary Public


My Commission Expires:

    Feb. 10, 1997
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